As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadstone Net Lease, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	26-1516177 (I.R.S. Employer Identification Number)

800 Clinton Square

Rochester, New York 14604

(585) 287-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Czarnecki

Chief Executive Officer and President

800 Clinton Square

Rochester, New York 14604

(585) 287-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Stuart A. Barr

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street, NW

Washington, DC 20006

(202) 639-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.00025 per share	9,081,530	$18.33	$166,464,445	$18,162

(1)        Including an indeterminate number of shares which may be issued with respect to such shares of Common Stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)        Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low reported sales prices of the Class A Common Stock on the New York Stock Exchange on March 15, 2021.

(3)        A filing fee of $18,162 was previously paid in connection with a March 18, 2021 filing of a registration statement by Broadstone Net Lease, Inc. on Form S-3 (File No. 333-254463), which filing was subsequently withdrawn on March 19, 2021. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset in its entirety the filing fee currently due pursuant to this registration statement.

PROSPECTUS

9,081,530 Shares

Common Stock

This prospectus relates to the possible issuance of up to 9,081,530 shares of Common Stock of Broadstone Net Lease, Inc. (the “Redemption Shares”) to certain holders of units of non-managing membership interest in Broadstone Net Lease, LLC upon tender of those units for redemption pursuant to their contractual rights and the possible resale from time to time of some or all of such Redemption Shares by the selling stockholders named in this prospectus, as well as the possible resale from time to time of up to 9,081,530 shares of Common Stock held by such selling stockholders. We will not receive any cash proceeds from the issuance of the Redemption Shares, or from any subsequent resale of the Redemption Shares by, or any sale of shares of Common Stock by, the selling stockholders named herein.

We are the sole managing member of Broadstone Net Lease, LLC, our operating partnership (our “OP”), and own approximately 92.7% of its outstanding membership interest as of December 31, 2020. We are registering the issuance of shares of our Common Stock to permit the selling stockholders named in this prospectus to sell such shares of our Common Stock without restriction in the open market should such holders elect to redeem their units. However, the registration of shares of our Common Stock hereunder does not necessarily mean that any unitholders will elect to redeem their units or that, if any unitholders do elect to redeem their units, they will sell the shares of our Common Stock received upon redemption. Also, we may, in our sole and absolute discretion, elect to acquire some or all units from a tendering unitholder in exchange for cash rather than issuing shares of our Common Stock.

We will pay all expenses incident to the registration of the 9,081,530 shares of Common Stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares or any fees or expenses incurred by holders of Redemption Shares that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Our Class A Common Stock is currently listed on the New York Stock Exchange under the symbol “BNL.” On March 15, 2021, the last reported sale price of our Class A Common Stock on the NYSE was $18.55. Each outstanding share of our Class A Common Stock will automatically convert into one share of our Common Stock (the “Class A Conversion”) and begin trading as Common Stock on March 22, 2021. All outstanding shares of our Common Stock, including those shares of Common Stock issued upon conversion of the Class A Common Stock, will be listed on the NYSE on March 22, 2021, under the symbol “BNL”. Our corporate offices are located at 800 Clinton Square, Rochester, New York, 14604, and our telephone number is (585) 287-6500.

See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2021

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation Of Certain Information By Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us,” “our Company” and “our company” refer to Broadstone Net Lease, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Broadstone Net Lease, LLC, a New York limited liability company, which we refer to in this prospectus as our “OP.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends, that are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements included in this prospectus and the documents incorporated by reference are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, including the documents incorporated by reference. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 5 of this prospectus and under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents that we file from time to time with the Securities and Exchange Commission. Moreover, new risk factors may emerge from time to time. It is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the shares of our Common Stock that may be offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the shares of our Common Stock that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We maintain a website at https://broadstone.com/net-lease/. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021 and March 18, 2021; and

•

the description of our Common Stock contained in our registration statement on Form 8-A filed on September 16, 2020, including any amendments or reports filed for the purpose of updating this description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings through contacting Broadstone Net Lease, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Broadstone Net Lease, Inc.

800 Clinton Square

Rochester, NY 14604

(585) 287-6500

Attn: Investor Relations

Website: https://broadstone.com/net-lease/

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

THE COMPANY

We are an internally-managed real estate investment trust (“REIT”) that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Since our inception in 2007, we have selectively invested in net leased assets in the industrial, healthcare, restaurant, office, and retail property types, and as of December 31, 2020, our portfolio has grown to 640 properties in 41 U.S. states and one property in Canada, with an aggregate gross asset value of approximately $4.0 billion.

We focus on investing in real estate that is operated by creditworthy single tenants in industries characterized by positive business drivers and trends. We target properties that are an integral part of the tenants’ businesses and for which there are therefore opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund their core business operations rather than real estate ownership.

We conduct substantially all of our activities through, and all of our properties are held directly or indirectly by, the OP, which is commonly referred to as an umbrella partnership real estate investment trust or UPREIT. We are the sole managing member of the OP. As of December 31, 2020, we owned approximately 92.7% of outstanding membership units of the OP (“OP Units”). For more information regarding our company, see “Incorporation Of Certain Information By Reference.”

RISK FACTORS

Investment in our Common Stock involves risks. Before tendering OP Units for shares of our Common Stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, the risks discussed below and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act. The following discussion of risk factors is not intended to be exhaustive. This discussion of risk factors includes many forward-looking statements. For cautions about relying on such forward-looking statements, see “Forward-Looking Statements.”

Risks Related to Exchange of OP Units for Common Stock

The exchange of OP Units for Common Stock is a taxable transaction.

The exchange of OP Units for shares of Common Stock (which may occur following the tender of such OP Units for redemption if we elect to acquire such units for shares of our Common Stock) will be treated for U.S. federal income tax purposes as a sale of the OP Units by the non-managing member in the OP which is making the exchange. A non-managing member will recognize gain or loss for income tax purposes in an amount equal to the fair market value of the shares of the Common Stock received in the exchange, plus the amount of the OP’s liabilities allocable to the OP Units being exchanged, less the non-managing member’s adjusted tax basis in the OP Units exchanged. The recognition of any loss resulting from an exchange of OP Units for shares of the Common Stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended (the “Code”). It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of the Common Stock received upon the exchange. In addition, the ability of a non-managing member to sell a substantial number of shares of our Common Stock in order to raise cash to pay tax liabilities associated with the exchange of our OP Units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of Common Stock may not equal the value of the OP Units at the time of the exchange. Accordingly, a non-managing member may need to fund a tax liability with respect to any gain from sources other than shares of Common Stock.

An investment in Common Stock is different from an investment in OP Units.

If a non-managing member exchanges his or her OP Units for shares of Common Stock, he, she or it will become one of our stockholders rather than a non-managing member in our OP. Although the nature of an investment in Common Stock is similar to an investment in OP Units, there are also differences between ownership of OP Units and ownership of Common Stock. These differences include, among others:

•	form of organization;

•	management control;

•	voting and consent rights;

•	liquidity; and

•	U.S. federal income tax considerations.

Following an exchange of OP Units for shares of Common Stock, an OP Unitholder will forgo certain rights, including, among others, certain voting rights with respect to specified matters related to the OP. See “Comparison of Ownership of OP Units and Common Stock” for a more detailed description of the differences between ownership of OP Units and ownership of Common Stock.

Risks Related to Ownership of Our Common Stock

To the extent that distributions exceed the adjusted tax basis of a holder’s shares, such distributions will be treated as a taxable gain from the sale or exchange of such stock.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, such distributions will first be treated as a tax-free return of capital, reducing the tax basis in the holder’s shares, and a distribution in excess of the holder’s tax basis in its shares will be a taxable gain realized from the sale of such shares. See “Material U.S. Federal Income Tax Considerations.”

The number of shares available for future sale could materially adversely affect the market price of Common Stock.

We cannot predict whether future issuances of shares of Common Stock or the availability of shares for resale in the open market will decrease the market price per share of Common Stock. Sales of a substantial number of shares of Common Stock in the public market, or upon exchange of OP Units, or the perception that such sales might occur, could materially adversely affect the market price of the shares of Common Stock. If any or all of certain holders of Common Stock or OP Units cause a large number of their shares to be sold in the public market the sales could reduce the trading price of Common Stock and could impede our ability to raise future capital. Specifically, sales of Common Stock pursuant to this prospectus, upon the expiration of certain lock-up agreements with certain of our directors and officers, or the issuance of Common Stock or OP Units in connection with property, portfolio or business acquisitions and other issuances of Common Stock, could in each case have a material adverse effect on the market price of the shares of Common Stock. Moreover, the existence of OP Units, options, shares of Common Stock reserved for issuance as restricted shares of Common Stock or upon exchange of OP Units may materially adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of Common Stock may be dilutive to existing stockholders.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders of our Common Stock and OP Units named in the section “Selling Stockholders.” We will not receive any cash proceeds from the issuance of the Redemption Shares, from any subsequent resale of any Redemption Shares by the selling stockholders or the possible resale from time to time of any shares of Common Stock by the selling stockholders.

We will pay all registration expenses, which we estimate to be approximately $18,162.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our capital stock is qualified in its entirety by our Articles of Incorporation (as now or hereafter amended or supplemented from time to time, the “Charter”) and our Second Amended and Restated Bylaws (“Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and applicable Maryland law. For a complete description, you are urged to review in their entirety our Charter and our Bylaws, and applicable Maryland law. See “Where You Can Find More Information.”

General

Pursuant to our Charter, we are authorized to issue an aggregate of 520,000,000 shares of capital stock, of which 500,000,000 shares are designated as Common Stock with a par value of $0.00025 per share, and 20,000,000 shares are designated as preferred stock with a par value of $0.001 per share. Of our 500,000,000 authorized shares of Common Stock, 60,000,000 shares are further designated as Class A Common Stock, and 440,000,000 shares are Common Stock without further designation. The shares previously classified as Class A Common Stock, whether or not issued and outstanding, will become shares of Common Stock, without further designation, upon the Class A Conversion.

Our board of directors, with the approval of a majority of our entire board of directors and without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. In addition, our Charter authorizes our board of directors to classify and reclassify any unissued shares of our Common Stock and preferred stock into other classes or series of stock and to set, subject to the restrictions on ownership and transfer of our stock in our Charter, and subject to the express terms of any class or series of our stock then outstanding, the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, or other distributions, qualifications, and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions which provide the holders thereof with specified dividend payments and payments upon liquidation prior or senior to those of the Common Stock (including our Class A Common Stock) and which could have the effect of delaying, deferring, or preventing a transaction or a change in control that might involve a premium price for our Common Stock (including our Class A Common Stock) or that our Common Stockholders otherwise believe to be in their best interests.

Common Stock

All holders of shares of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Prior to the Class A Conversion, the Class A Common Stock and Common Stock vote together as one class, except that the holders of Class A Common Stock, voting as a separate class, are required to approve any amendment to our Charter which will affect such holders differently than the holders of our Common Stock. Directors are elected by a plurality of the votes cast at a meeting in which directors are being elected and at which a quorum is present. Our Charter does not provide for cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Subject to any preferential rights of any outstanding class or series of preferred stock (or other capital stock), the holders of shares of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, in the event of our liquidation, dissolution, or winding up, are also entitled to share ratably in our assets legally available for distribution to our stockholders after payment of, or adequate provision for, all of our known debts and liabilities. All holders of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) share equally in any distributions authorized by our board of directors and declared by us.

Our common stockholders have no preference, exchange, sinking fund, or redemption rights and have no preemptive rights to purchase or subscribe for any of our capital stock. Upon the Class A Conversion, each share of our Class A Common Stock previously sold in our initial public offering will automatically convert into one share of our Common Stock and begin trading as Common Stock on the NYSE on March 22, 2021. Otherwise, our common stockholders have no conversion rights. As permitted by the MGCL, our Charter does not include a provision, providing that our stockholders are not entitled to exercise the rights of an objecting stockholder, sometimes referred to as “appraisal rights.” However, the MGCL further provides that these rights are not available to holders of stock of any class or series listed on a national securities exchange. Accordingly, the Class A Common Stock is not entitled to these rights, and the Common Stock will not be entitled to these rights (applicable only under limited circumstances, including a merger, consolidation, share exchange, or transfer of assets) upon the Class A Conversion. Subject to the restrictions on ownership and transfer of our stock in our Charter, holders of shares of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) have equal dividend, liquidation, and other rights. Because our operating assets are held by the OP or its wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders. Stockholders are not liable for our acts or obligations solely due to their status as stockholders.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Shares of our Common Stock (including our Class A Common Stock prior to the Class A Conversion) are held in “uncertificated” form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminates the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares of Common Stock (including our Class A Common Stock prior to the Class A Conversion) that, under Maryland law, would otherwise have been required to appear on our share certificates are instead furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.

Pursuant to the OP Agreement, as a general rule, each non-managing member may exercise a redemption right to redeem his or her OP Units for either cash or, at our election, a number of shares of our Common Stock at any time beginning six months following the date of the issuance of the OP Units held by the non-managing member. See “Description of the Second Amended and Restated Limited Liability Company Agreement of Broadstone Net Lease, LLC—Redemption Rights for Non-Managing Members.”

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power to issue additional shares of our Common Stock or preferred stock and to classify or reclassify unissued shares of our Common Stock or preferred stock and to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Pursuant to our Charter, these actions can be taken without action by our stockholders, unless stockholder approval is required by applicable law, the terms of any class or series of our stock, or the rules of any stock exchange or automated quotation system on which our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that would provide the holders thereof with specified dividend payments and payments upon liquidation prior or senior to those of the Common Stock (including our Class A Common Stock prior to the Class A Conversion) or could delay, defer, or prevent a transaction or a change in control of our company that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interest. In addition, our issuance of additional shares of stock in the future could dilute the voting and other rights of the holders of shares of Common Stock.

Restrictions on Ownership and Transfer of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code of 1986, as amended (the “Code”), by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year, excluding our first taxable year for which we elected to be taxed as a REIT. In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elected to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our taxable REIT subsidiaries, the aggregate of the rents received by the OP from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other consequences, our Charter contains limitations on the ownership and transfer of shares of our stock which are intended to prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock (of any class or series) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding Common Stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our Charter includes provisions intended to prohibit any transfer of, or other event with respect to, shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning an interest in a tenant if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

Our Charter provides that the shares of our capital stock of any class or series that, if transferred, would result in a violation of the ownership limits described above will be transferred automatically to a trust effective on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. Our Charter provides that the intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in us owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then our Charter provides that the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our Charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the closing or last sales price reported on the NYSE of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the closing or last sales price reported on the NYSE at the time of the devise or gift) and (2) 95% of the closing or last sales price reported on the NYSE on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon receiving appropriate assurances from such person that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such other percentage as required under the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth, among other things, the number of shares of our capital stock beneficially owned.

These restrictions on ownership and transfer apply to all classes and series of our capital stock, including our Class A Common Stock and Common Stock, and could delay, defer, or prevent a transaction or a change of control of our company that might involve a premium price for our stock that our stockholders believe to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of our Class A Common Stock and Common Stock will be Computershare Trust Company, N.A.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our Charter and Bylaws, does not purport to be complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to Maryland law. See “Where You Can Find More Information.”

Our Board of Directors

Our Charter and Bylaws provide that the number of directors of our Company may be established, increased, or decreased only by a majority of our directors then serving but may not be fewer than the minimum number required under the MGCL (which is one) or our Charter (whichever is greater) nor, unless our Bylaws are amended, more than 12.

Removal of Directors

Under the MGCL, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, and unless the board of directors is classified (which ours is not) or the charter requires cause or a higher vote (which ours does not), stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange, or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s Common Stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its share.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Charter exempts any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of such shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation, or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Charter and Bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

By resolution of our board of directors, we have opted out of all provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, this resolution provided that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of the other provisions of Subtitle 8, and this resolution may not be amended without the prior approval of a similar vote of our stockholders.

Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our president, our chief executive officer, a majority of our board of directors, or a majority of the independent directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting to call a special meeting of stockholders. If we receive stockholder approval to elect to be subject to the provisions of Subtitle 8 relating to a classified board, our board of directors would automatically be classified into three classes with staggered terms of office of three years each. In such circumstance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the directors.

Amendments to Our Charter and Bylaws

As provided in the MGCL, amendments to our Charter must be advised by our board of directors and approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. In addition, prior to the Class A Conversion, the holders of Class A Common Stock, voting as a separate class, are required to approve any amendment to our Charter which will affect such holders differently than the holders of our Common Stock. Pursuant to our Bylaws, both our board of directors and a majority of our stockholders will be able to amend our Bylaws.

Meetings of Stockholders

Under our Bylaws and pursuant to the MGCL, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our president, our chief executive officer, a majority of our board of directors, or a majority of our independent directors. Additionally, subject to the provisions of our Bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our Bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors, or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our Bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our Bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our Bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock and the advance notice provisions of our Bylaws could delay, defer, or prevent a transaction or a change of control of our company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our Bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Further, a majority of our entire board of directors has the power, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify, and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, and could authorize the issuance of shares of Common Stock or another class or series of stock, including a class or series of preferred stock, that could provide the holders thereof with specified dividend payments and payments upon liquidation prior or senior to those of the Common Stock, and could have the effect of delaying, deferring, or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our Common Stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our Charter and Bylaws also will provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our Bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” will require stockholders seeking to call a special meeting, nominate an individual for election as a director, or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us, and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer, or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our Common Stockholders or otherwise be in the best interest of our stockholders.

Forum for Certain Litigation

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, except with respect to actions arising under the Securities Act or Exchange Act, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or our Charter or Bylaws, or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property, or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Our Charter provides, as permitted by the MGCL, that we may advance reasonable expenses incurred by a director or officer who is party to a proceeding in advance of the final disposition of the proceeding upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount advanced to him or her if it is ultimately determined that the standard of conduct for indemnification by us was not met.

Our Charter also requires us to provide the same indemnification and advancement of expenses that we are permitted to provide to directors and officers to any person who served as an employee or agent of our previous asset manager or property manager.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our company, and that we advance to each director and officer all related expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification. The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into. Each indemnification agreement may only be amended by the mutual written agreement of our Company and the director or officer party thereto. In addition to the indemnification agreements described above, we have also purchased and maintain directors’ and officers’ liability insurance covering that insures both us and our directors and officers against exposure and liability normally insured against under such policies, including exposure to liabilities of the type addressed by the indemnity provisions described above.

REIT Qualification

Our Charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

DESCRIPTION OF THE SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF BROADSTONE NET LEASE, LLC

A summary of the material terms and provisions of the Second Amended and Restated Operating Agreement of Broadstone Net Lease, LLC, which we refer to as the “OP Agreement,” is set forth below. This summary is not complete and is subject to and qualified in its entirety by reference to the applicable provisions of New York law and the OP Agreement. For more detail, please refer to the OP Agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The OP, Broadstone Net Lease, LLC, is a New York limited liability company that was formed on August 8, 2006. We are the sole managing member of the OP and as of December 31, 2020, we owned approximately 92.7% of its outstanding membership interest. We own substantially all of our assets and conduct substantially all of our operations through the OP. Our interest in the OP generally entitles us to share in cash distributions from, and in the profits and losses of, the OP in proportion to our percentage ownership.

Some of our property acquisitions to date have been, and future property acquisitions could be, financed by issuing OP Units in exchange for property owned by third-parties. Such third parties are then entitled to share in cash distributions from, and in the profits and losses of, the OP in proportion to their respective percentage interests in the OP if and to the extent cash distributions are authorized by us as the managing member. These OP Units generally are exchangeable for cash or, at our election, shares of our Common Stock at a one-to-one ratio, subject to adjustment and limitation in certain circumstances, from time to time when the OP Units are issued.

The OP Units are not listed on any exchange or any national market system.

Purpose and Management of the OP

The OP is formed for the purpose of conducting any business that may be lawfully conducted by a limited liability company under New York law. The OP may enter into any partnership, joint venture, or other similar arrangement to engage in any business that is legally permitted under New York law, including anything necessary or incidental to the foregoing. However, so long as we determine to continue to qualify as a REIT, the business of the OP is limited to and is required to be conducted in a manner as to permit us at all times to be classified as a REIT for U.S. federal income tax purposes.

Except as otherwise expressly provided in the OP Agreement, we, as the managing member, have the exclusive right and full authority and responsibility to manage and operate the OP’s business. In particular, we are under no obligation to consider the tax consequences to non-managing members when making decisions for the benefit of the OP but we are expressly permitted to take into account our tax consequences. Non-managing members generally do not have any right to participate in or exercise control or management power over the business and affairs of the OP or the power to sign documents for or otherwise bind the OP. The non-managing members have no power to remove us as managing member.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as managing member, have fiduciary duties under applicable New York law to manage the OP in a manner beneficial to the OP and its members. Our duties, as managing member, to the OP and its non-managing members, therefore, may come into conflict with the duties of our directors and officers to our stockholders.

Pursuant to the OP Agreement, we act on behalf of the OP, its equityholders (and, to the extent separate, our equityholders) and generally are under no obligation to consider the separate interests of the non-managing members in the OP (including, without limitation, the tax consequences to such non-managing members or their assignees) in deciding whether to cause the OP to take (or decline to take) any actions. Provided that we act in good faith and pursuant to our authority under the OP Agreement, any decisions or actions taken or not taken in accordance with the terms of the OP Agreement will not constitute a breach of any duty owed to the OP or its non-managing members by law or equity, fiduciary, or otherwise. In addition, as a general matter, the OP Agreement expressly limits our liability by providing that we, as managing member, and our officers and directors, are not liable for monetary or other damages to the OP, the non-managing members, or assignees for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless we acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability, or benefit not derived.

Term

The term of the OP commenced on August 8, 2006, and will continue until the earlier of:

•

an event of our withdrawal, as the managing member (other than an event of bankruptcy), unless within 90 days after the withdrawal, the written consent of the non-managing members, as defined in the OP Agreement, to continue the business of the OP and to the appointment, effective as of the date of withdrawal, of a substitute managing member is obtained;

•	an election to dissolve the OP by us, as managing member, in our sole and absolute discretion;

•	entry of a decree of judicial dissolution of the OP pursuant to New York law;

•	90 days after the sale of all or substantially all of the assets and properties of the OP for cash or for marketable securities; or

•

entry of a final and non-appealable judgment by a court of competent jurisdiction ruling that we are bankrupt or insolvent, or entry of a final and non-appealable order for relief against us, under any federal or state bankruptcy or insolvency laws, unless prior to or at the time of the entry of such judgment or order, the consent of a majority of the holders of the OP Units to continue the business of the OP and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute managing member is obtained.

Issuance of Additional OP Units and Preferred Units

We, as the managing member, are authorized to cause the OP to issue additional OP Units or other membership interests to its members, including us and our affiliates, or other persons without the approval of any non-managing members. These OP Units may be issued in one or more classes or in one or more series of any class, with designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to one or more other classes of membership interests (including OP Units held by us), as determined by us in our sole and absolute discretion without the approval of any non-managing member, subject to limitations described below.

No OP Unit or interest may be issued to us as managing member unless:

•

the OP issues OP Units or other membership interests in connection with the grant, award, or issuance of shares or other equity interests in us having designations, preferences, and other rights so that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences, and other rights, except voting rights, of the OP Units or other membership interests issued to us and we contribute to the OP the proceeds received by us from the issuance of such shares or other equity securities;

•	we make an additional capital contribution to the OP; or

•

the OP issues the additional OP Units or other membership interests to all members holding OP Units or other membership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Conflicts of Interest

Conflicts of interest exist or could arise in the future as a result of our relationships with the OP or any non-managing member of the OP. Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our Company. At the same time, we, as sole managing member, have fiduciary duties to the OP and to its non-managing members under New York law in connection with the management of the OP. Our duties as sole managing member of the OP and its members may come into conflict with the duties of our directors and officers to our Company and our stockholders.

Limitation on Liability and Indemnification

We, as the managing member of the OP, and our directors and officers are not liable for monetary or other damages to the OP, any members or assignees for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, unless we acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability, or benefit not derived. To the fullest extent permitted by applicable law, the OP Agreement indemnifies us, as managing member, any non-managing members, any of our officers, directors, trustees, managers, members, stockholders, or partners and other persons as we may designate from and against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements, and other amounts incurred in connection with any claims, demands, actions, suits, or proceedings relating to us, the OP, or the operations of or ownership of property by the OP, unless it is established by a final determination of a court of competent jurisdiction that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property, or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

OP Expenses

The OP Agreement provides that the OP is responsible for and pays directly, or reimburses any person that paid on the OP’s behalf, any expenses related to the OP’s (i) selection, evaluation, structuring, negotiation, acquisition, and disposition of, and investment in, properties acquired by the OP, including but not limited to legal fees and expenses, brokerage commissions, financing fees and expenses, costs of financial analysis, costs of appraisals and surveys, nonrefundable option payments, architectural and engineering reports, environmental and asbestos audits, and title insurance and escrow fees, and (ii) all other operating expenses of the OP and us, including taxes, fees, and certain expenses of our board of directors, annual and other periodic fees of auditors and counsel, insurance, litigation, and capital and extraordinary expenditures not reimbursed by tenants of the OP’s properties.

Distributions

The OP Agreement requires the distribution of available cash on at least a quarterly basis. Available cash is, with respect to any period for which such calculation is being made, cash of the OP, regardless of source, including capital contributions and loans to the OP, as determined by us to be appropriate for distribution in our sole and absolute discretion.

Unless we otherwise specifically agree in the OP Agreement or in an agreement entered into at the time a new class or series is created, no membership interest will be entitled to a distribution in preference to any other membership interest. A non-managing member will not in any event receive a distribution of available cash with respect to an OP Unit for a quarter or shorter period if the member is entitled to receive a distribution out of that same available cash with respect to a share of our Company for which that OP Unit has been exchanged or redeemed.

We will make reasonable efforts, as determined by us in our sole and absolute discretion and consistent with our qualification as a REIT, to distribute available cash:

•	to the non-managing members so as to preclude the distribution from being treated as part of a disguised sale for U.S. federal income tax purposes; and

•

to us, as managing member, in an amount sufficient to enable us to pay stockholder dividends that will satisfy our requirements for qualifying as a REIT and to avoid any federal income or excise tax liability for us.

Upon the liquidation of the OP, after payment of debts and obligations, any remaining assets of the OP will be distributed to the holders of OP Units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any, will be distributed to the members in accordance with their capital accounts, after giving effect to all contributions, distributions, and allocations for all periods.

Allocation of Net Income and Net Loss

Net income and net loss of the OP are determined and allocated with respect to each taxable year of the OP. Except as otherwise provided in the OP Agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss, or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the OP Agreement, including with respect to special allocations with respect to LTIP Units, net income and net loss are allocated to the managing member and the non-managing members in accordance with their respective percentage interests in the class at the end of each fiscal year. The OP Agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b), 1.704-2 and 1.752-3(a). See “Material U.S. Federal Income Tax Considerations.”

Assignment and Transfer of OP Units

We, as managing member, generally may not transfer any of our OP Units in the OP, or voluntarily withdraw as the managing member of the OP, except in connection with (i) a merger, consolidation, or other combination with or into another person following the consummation of which the equity holders of the surviving entity are substantially identical to our stockholders, or as otherwise permitted by the OP Agreement, or (ii) a merger, consolidation, or other combination with or into another person or a sale of all or substantially all of our assets or any reclassification, recapitalization, or change of our outstanding shares that is approved by more than 50% of the OP Units (including those held by us) and pursuant to which each member receives or has the right to receive cash, securities, or other property for each OP Unit owned by such member equal to the product of conversion factor calculated pursuant to the OP Agreement and the per-share amount paid to a stockholder.

With certain limited exceptions, the non-managing members may not transfer their interests in the OP, in whole or in part, without our written consent, which consent may be withheld in our sole and absolute discretion.

Even if our consent is not required for a transfer by a non-managing member, we, as managing member, may prohibit the transfer of OP Units by a non-managing member unless we receive a written opinion of legal counsel that the transfer would not require filing of a registration statement under the Securities Act and would not otherwise violate any federal or state securities laws or regulations applicable to the OP or the OP Units. Further, except for certain limited exceptions, no transfer of OP Units by a non-managing member, without our prior written consent, may be made if:

•	in the opinion of legal counsel for the OP, there is a significant risk that the transfer would cause the OP to cease to be classified as a partnership for U.S. federal income tax purposes;

•

in the opinion of legal counsel for the OP, there is a significant risk that the transfer would adversely affect our ability to continue to qualify as a REIT or would subject us to certain additional taxes; or

•	such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

Except with our consent to the admission of the transferee as a non-managing member, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote OP Units in any matter presented to the non-managing members for a vote. We, as managing member, will have the right to consent to the admission of a transferee of the interest of a non-managing member, which consent may be given or withheld by us in our sole and absolute discretion.

Redemption Rights for Non-Managing Members

As a general rule, each non-managing member may exercise a redemption right to redeem his or her OP Units at any time beginning six months following the date of the issuance of the OP Units held by the non-managing member. If we give the non-managing members notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each non-managing member may exercise its unit redemption right, regardless of the length of time it has held its OP Units. This unit redemption right begins when such notice is given, which must be at least 20 business days before the record date for determining stockholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. We, in our sole discretion, may shorten the required notice period of not less than 20 business days prior to the record date to determine the stockholders eligible to vote upon a distribution or extraordinary transaction. If no record date is applicable, we may shorten the required notice period of not less than 20 business days before a distribution in our sole and absolute discretion.

A non-managing member may exercise its unit redemption right by giving written notice to the OP and us. The OP Units specified in the notice generally will be redeemed on the twentieth business day following the date we received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date the OP and we received the redemption notice. A non-managing member may not exercise the unit redemption right for fewer than 1,000 OP Units, or if the non-managing member holds fewer than 1,000 OP Units, all of the OP Units held by that non-managing member. The redeeming member will have no right to receive any distributions paid on or after the redemption date with respect to those OP Units redeemed.

Unless we elect to assume and perform the OP’s obligation with respect to the unit redemption right, as described below, a non-managing member exercising a unit redemption right will receive cash from the OP in an amount equal to the Market Value (as defined below) of shares of our Common Stock for which the OP Units would have been redeemed if we had assumed and satisfied the OP’s obligation by paying shares of our Common Stock, as described below. “Market Value” of our Common Stock for this purpose (assuming a market then exists) means the average of the closing trading price of our Class A Common Stock (or Common Stock into which our Class A Common Stock is converted) on the NYSE for the 10 trading days before the day on which we received the redemption notice.

We may elect to assume and perform the OP’s obligation to acquire the OP Units being redeemed in exchange for either cash in the amount specified above or a number of shares of our Common Stock equal to the number of OP Units offered for redemption, adjusted as specified in the OP Agreement to take into account prior share dividends or any subdivisions or combinations of our Common Stock. As managing member, we will have the sole discretion to elect whether the redemption right will be satisfied by us in cash or shares of our Common Stock.

A non-managing member may not exercise its unit redemption right if delivery of shares of our Common Stock by us would be prohibited either under the provisions of our Charter or under applicable federal or state securities laws, in each case, regardless of whether we would in fact elect to assume and satisfy the unit redemption right with shares.

Notwithstanding the foregoing, in the event of an extraordinary distribution of cash or property to our stockholders or if we effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, we will have the right, exercisable in our sole and absolute discretion, to require the redemption rights of all holders of OP Units to be deemed to be automatically exercised and assumed by us for shares of our Common Stock, effective upon the date on which such transaction is consummated.

LTIP Units

In addition to the OP Units, the OP has authorized a class of LTIP Units. LTIP Units are a special class of membership units in the OP that are structured to qualify as “profits interests” for tax purposes, with the result that at issuance they have no capital account in the OP. We currently have not issued any LTIP Units, but we may at any time cause the OP to issue LTIP Units to our directors, officers, employees, and consultants. Any LTIP Units issued by the OP may be subjected to vesting requirements as determined by the Compensation Committee of our board of directors.

Vested LTIP Units receive the same quarterly per unit profit distributions as the other outstanding OP Units in the OP. Unvested LTIP Units do not receive distributions until they become vested, at which time they are entitled to distributions plus catch-up distributions for the period during which such units were not vested. Initially, each LTIP Unit will have a capital account of zero, and, therefore, the holder of the LTIP Unit would receive nothing if the OP were liquidated immediately after the LTIP Unit is awarded. However, the OP Agreement requires that “book gain” or economic appreciation in our assets realized by the OP, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated first to LTIP Units until the capital account per LTIP Unit is equal to the capital account per OP Unit. The applicable Treasury Regulations and the OP Agreement provide that assets of the OP may be revalued upon specified events, including upon additional capital contributions by us or other members of the OP, upon a distribution by the OP to a member in redemption of OP Units, upon the liquidation of the OP, or upon a later issuance of additional LTIP Units. Each LTIP Unit is convertible by the OP or by the holder into OP Units at any time, and upon equalization of the capital account of an LTIP Unit with the per unit capital account of the OP Units (and full vesting of the LTIP Unit, if such unit is subject to vesting), the LTIP Unit will be convertible into one OP Unit, subject to certain exceptions and adjustments. There is a risk that an LTIP Unit will never become convertible into one OP Unit because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested LTIP Units may be less than the value of an equal number of shares of our Class A Common Stock (or Common Stock into which the Class A Common Stock is converted).

Amendment of OP Agreement

In general, other than as described below, the OP Agreement may only be amended exclusively by us, as managing member, without the consent of the non-managing members. Amendments to the OP Agreement requiring approval of the non-managing members may be proposed by us, as managing member.

The approval of a majority of the membership interests held by non-managing members is necessary to, among other things:

•	amend provisions restricting our power to conduct businesses other than owning membership interests of the OP and the relationship of our shares to OP Units;
•	amend provisions restricting our power to issue or repurchase shares without causing a simultaneous issuance or repurchase of units by the OP;
•	amend provisions regarding the transfer of membership interests held by us;
•	amend provisions regarding the transfer of membership interests held by non-managing members;
•	amend provisions regarding the redemption right of the non-managing members;
•	adopt amendments that would convert a non-managing member’s interest into a managing member’s interest;
•	adopt amendments that would modify the limited liability of a non-managing member;
•

amend provisions regarding or adopt amendments that would alter the interest of a member in profits or losses, or the right to receive any distributions, except as permitted under the OP Agreement with respect to the admission of new members or the issuance of additional OP Units; or

•	adopt amendments that would impose any obligation to make capital contributions.

Tax Matters

The OP Agreement provides that we, as the managing member of the OP, is the “partnership representative” of the OP and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the OP.

Mergers and Sales of Assets

Subject to the restrictions on our ability to transfer interests in the OP above under “—Assignment and Transfer of OP Units” we may and may cause the OP to engage in a merger, consolidation, or other combination transaction, or sale of all or substantially all of the OP’s assets only if we have provided notice to the non-managing members at least 20 business days, or such shorter period as determined by us in our sole and absolute discretion, before the record date for determining stockholders eligible to vote upon the approval of such transaction.

COMPARISON OF OWNERSHIP OF OP UNITS AND COMMON STOCK

The information below highlights a number of the significant differences between the OP and the Company relating to, among other things, form of organization, policies and restrictions, management structure, compensation and fees, voting rights, liability of investors, liquidity and U.S. federal income tax considerations. These comparisons are intended to assist holders of OP Units in understanding how their investment will be changed if they receive shares of Common Stock in exchange their OP Units. THE FOLLOWING DISCUSSION IS A SUMMARY AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF OP UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THE OP AGREEMENT AND OUR CHARTER AND BYLAWS FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

OP	COMPANY

Form of Organization and Purposes

The OP is organized as a New York limited liability company. Substantially all of the Company’s assets are held by, and the Company’s operations run through, the OP. The OP’s purpose is to conduct any business that may be lawfully conducted by a limited liability company under New York law, provided that such business is to be conducted in a manner that permits the Company to be qualified as a REIT unless the Company ceases to qualify as a REIT. The Company may cause the OP not to take, or to refrain from taking, any action that, in the Company’s judgment as managing member, in the Company’s sole and absolute discretion, (i) could adversely affect the Company’s ability to continue to qualify as a REIT, (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or the OP, unless such action (or inaction) is specifically consented to by the Company, as managing member, in writing.

The Company is a Maryland corporation. The Company has elected to be taxed as a REIT under the Code and intends to maintain its qualification as a REIT. Under the Company’s Charter, the Company may engage in any lawful activity permitted by Maryland law. The Company’s only substantial assets are its ownership of OP Units in the OP, which gives is an indirect investment in the assets and properties of the OP.

Additional Equity

As sole managing member, the Company has the ability to cause the OP to issue additional OP Units. These additional OP Units may include preferred OP Units. In addition, the Company may issue additional shares of its Common Stock or convertible securities, but, except as otherwise provided in the OP Agreement, only if the Company causes the OP to issue to the Company interest in the OP or rights, options, warrants, or convertible or exchangeable securities of the OP having designations, preferences and other rights, so that the economic interests of the OP’s interests issued are substantially similar to the securities that the Company has issued.

The Company’s board of directors may issue, in its discretion, additional shares of Common Stock or additional shares of preferred stock, provided that such additional shares do not exceed the authorized number of shares of stock stated in the Company’s Charter. The Company’s Charter authorizes the Company’s board of directors to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. As long as the Company’s OP is in existence, the Company is required by the OP Agreement to contribute to the OP, in exchange for OP Units in the OP, the proceeds of all equity capital raised by the Company, subject to certain limited exceptions as set forth in the OP Agreement.

Investment Restrictions

Other than restrictions precluding investments by the OP that would adversely affect the Company’s qualification as a REIT, the OP Agreement does not generally restrict the OP’s authority to enter into certain transactions, including, among others, making investments, lending OP funds, or reinvesting the OP’s cash flow and net sale or refinancing proceeds.

Neither the Company’s Charter nor the Company’s Bylaws impose any restrictions upon the types of investments made by the Company.

Management Control

All management powers over the business and affairs of the OP are vested in the Company as managing member, and generally no non-managing member of the OP has any right to participate in or exercise control or management power over the business and affairs of the OP, except as otherwise set forth in the OP Agreement and as required by applicable law. The Company may not be removed as managing member by the non-managing members of the OP. In the OP Agreement, the non-managing members of the OP expressly acknowledge that the Company, as managing member of the OP, is acting for the benefit of the OP, the non-managing members and the Company’s stockholders, collectively. Neither the Company nor the Company’s board of directors is under any obligation to give priority to the separate interests of the non-managing members in deciding whether to cause the OP to take or decline to take any actions. In particular, the Company is under no obligation to consider the tax consequences to non-managing members when making decisions for the benefit of the OP, but the Company is expressly permitted to take into account its tax consequences. If there is a conflict between the interests of the Company’s stockholders, on one hand, and the non-managing members, on the other, the Company will endeavor in good faith to resolve the conflict in a manner not adverse to either the Company’s stockholders or the non-managing members; provided, however, that for so long as the Company owns a controlling interest in the OP, any conflict that cannot be resolved in a manner not adverse to either the Company’s stockholders or the non-managing members will be resolved in favor of the Company’s stockholders.

Under the Company’s Charter and Bylaws, and applicable law:

the Company’s business and affairs shall be managed under the direction of its board of directors, except as may be conferred on or reserved to the stockholders by statute or by the Company’s Charter or Bylaws;

at each annual meeting of stockholders, the Company’s stockholders elect directors to serve until the next annual meeting and until their successors are duly elected and qualify;

if the Company’s board of directors determines that it is no longer in the Company’s best interests to continue to be qualified as a REIT, the Company’s board of directors may revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code;

the Company’s Charter may be amended only if the amendment is declared advisable by its board of directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter (except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter); and

the Company’s Bylaws may be adopted, altered, or repealed, and new Bylaws may be adopted, by its board of directors or by the affirmative vote of the holders of not less than a majority of all shares of the Company then outstanding and entitled to be voted on the matter, provided that the Article XV of the Bylaws relating to any Rights Plan (plans or arrangements designed to assist the board of directors in responding to unsolicited takeover proposals and significant share accumulations) may not be altered, amended or repealed without the affirmative vote of at least a majority of the outstanding shares entitled to vote on the matter.

Duties of Managing Members and Directors

Under New York law, the managing member of a limited liability company is accountable to the limited liability company as a fiduciary, and, consequently, is required to exercise good faith and integrity in all of its dealings with respect company affairs. Under the OP Agreement, neither the managing member, nor any of its officers, directors, agents or employees, is liable or accountable in damages or otherwise to the OP, or its members or assignees or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived by members as a result of errors in judgment or mistakes of fact or law or of any act or omission if the managing member acted in good faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

Under Maryland law, the Company’s directors must perform their duties in good faith, in a manner that they reasonably believe to be in the Company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in this manner generally will not be liable to the Company for monetary damages arising from their activities. As permitted by Maryland law, the Company’s Charter contains a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Management Liability and Indemnification

Under the OP Agreement, the OP has agreed to indemnify, to the extent permitted by applicable law, the Company, as managing member, and its officers, directors, employees, agents and any other persons the Company may designate from and against any and all claims arising from operations of the OP in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful. Similarly, under the OP Agreement, neither the Company, as managing member, nor any of its officers, directors, agents or employees, is liable or accountable in damages or otherwise to the OP, or its members or assignees or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived by members as a result of errors in judgment or mistakes of fact or law or of any act or omission if the managing member acted in good faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

The Company’s Charter authorizes the Company to obligate it and its Bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (ii) or any individual who, while a director of the Company and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise as a director, officer, partner, member or trustee of such corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability” above.

Anti-takeover Provisions

Except in limited circumstances (see “—Voting Rights” below), the managing member of the OP has exclusive management power over the business and affairs of the OP. The managing member may not be removed by the non-managing members. With certain limited exceptions, the non-managing members may not transfer their interests in the OP, in whole or in part, without the Company’s written consent as managing member, which

Certain provisions of the Company’s Charter and Bylaws could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of the Company’s Common Stock or otherwise be in their best interest. These provisions include:

authorized stock that the Company’s board of directors may issue in its discretion as preferred stock with voting and other rights superior to the Company’s Common Stock;

consent may be withheld in the Company’s sole and absolute discretion. See “Liquidity” below.

The Company, as managing member, generally may not transfer any of the Company’s OP Units in the OP, or voluntarily withdraw as the managing member of the OP, except in connection with (i) a merger, consolidation, or other combination with or into another person following the consummation of which the equity holders of the surviving entity are substantially identical to the Company’s stockholders, or as otherwise permitted by the OP Agreement, or (ii) a merger, consolidation, or other combination with or into another person or a sale of all or substantially all of the Company’s assets or any reclassification, recapitalization, or change of the Company’s outstanding shares that is approved by more than 50% of the members holding OP Units (including those held by the Company) and pursuant to which each member receives or has the right to receive cash, securities, or other property for each OP Unit owned by such member equal to the product of conversion factor calculated pursuant to the OP Agreement and the per-share amount paid to a stockholder.

a requirement that members of the Company’s board of directors may be removed only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors;

restrictions on the ownership or transferability of the Company’s stock for any purpose, including in order for the Company to maintain its status as a REIT;

a requirement that nominations of persons for election to the Company’s board of directors and proposals of other business to be considered by the Company’s stockholders at the annual meeting may be made only:

pursuant to the Company’s notice of the meeting;

by or at the direction of the Company’s board of directors; or

by any stockholder who is entitled to vote at the meeting and who complied with the applicable notice procedures.

Likewise, if the Company’s board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent the Company has not already done so, or if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar or additional anti-takeover effects. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Voting Rights

Under the OP Agreement, all management powers over the business and affairs of the OP are exclusively vested in the managing member, and no non-managing member shall have any right to participate in or exercise control or management power over the business and affairs of the OP, including voting or consent rights. However, certain amendments to the OP Agreement, as well as certain termination transactions, require consent from the non-managing members, as set forth below.

The Company’s business and affairs are managed under the direction of the Company’s board of directors. Stockholders elect the directors at each annual meeting of stockholders, to serve until the next annual meeting and until their respective successors are duly elected and qualify. Maryland law requires that some major corporate transactions, including the Company’s dissolution and most mergers, sales of substantially all of the Company’s assets and, with limited exceptions, amendments to the Company’s Charter, may not be consummated unless advised by the Company’s board of directors and approved by the Company’s stockholders as set forth below. All holders of the Company’s Common Stock have one vote per share. The Company’s Charter permits the Company’s board of directors to classify and issue common stock and preferred stock in one or more classes or series having voting rights that may differ from those of the Company’s Common Stock and afford the holders thereof preferences and other rights that may be senior or in addition to those to which the holders of Common Stock are otherwise entitled.

The following is a comparison of the voting rights of the holders of OP Units and holders of the Company’s Common Stock as they relate to certain major transactions:

A. Amendment of the OP Agreement or the Company’s Charter

Amendments to the OP Agreement may be proposed by the Company, as managing member. Generally, the Company, as managing member, may amend the OP Agreement in any respect without the consent of the non-managing members; provided, however, that the written consent of non-managing members holding more than 50% of all of the outstanding OP Units held by non-managing members other than the Company is required to:

amend provisions restricting the Company’s power to conduct businesses other than owning membership interests of the OP and the relationship of the Company’s shares to OP Units;

amend provisions restricting the Company’s power to issue or repurchase shares without causing a simultaneous issuance or repurchase of units by the OP;

amend provisions regarding the transfer of membership interests held by the Company;

amend provisions regarding the transfer of membership interests held by non-managing members;

amend provisions regarding the redemption right of the non-managing members;

adopt amendments that would convert a non-managing member’s interest into a managing member’s interest;

adopt amendments that would modify the limited liability of a non-managing member;

amend provisions regarding or adopt amendments that would alter the interest of a member in profits or losses, or the right to receive any distributions, except as permitted under the OP Agreement with respect to the admission of new members or the issuance of additional OP Units; or

adopt amendments that would impose any obligation to make capital contributions.

Under Maryland law, charter amendments requiring stockholder approval must be declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter, unless the charter provides for a lesser percentage but not less than a majority. The Company’s Charter does not include a lesser percentage. The Company’s board of directors has limited rights to amend the Company’s Charter without a vote of the stockholders, including the right to increase or decrease from time to time the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series the Company has authority to issue.

B. Vote Required to Dissolve the OP or the Company

The OP shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following:

an event of the Company’s withdrawal, as the managing member (other than an event of bankruptcy), unless within 90 days after the withdrawal, the consent of non-managing members holding more than 50% of all of the outstanding OP Units held by non-managing members other than the Company agree to continue the business of the OP and to the appointment, effective as of the date of withdrawal, of a substitute managing member is obtained;

an election to dissolve the OP made by the managing member in its sole and absolute discretion;

entry of a decree of judicial dissolution of the OP pursuant to New York law;

90 days after the sale of all or substantially all of the assets and properties of the OP for cash or for marketable securities; or

entry of a final and non-appealable order by a court with appropriate jurisdiction ruling that the Company is bankrupt or solvent, or entry of a final and non-appealable order for relief against the Company, under any federal or state bankruptcy or insolvency laws, unless prior to the entry of such judgment or order, the consent of a majority of the holders of the OP Units to continue the business of the OP and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute managing member is obtained.

Under applicable Maryland law, a decision causing the Company to dissolve requires approval by holders of the Company’s stock entitled to cast at least two-thirds of the total number of votes entitled to be cast on the matter.

C. Vote Required to Sell Assets or Merge

Subject to the restrictions on the Company’s ability to transfer interests in the OP above under “Anti-takeover Provisions,” the Company may and may cause the OP to engage in a merger, consolidation, or other combination transaction, or sale of all or substantially all of the OP’s assets only if such transaction is approved by more than 50% of the members holding OP Units (including those held by the Company) and pursuant to which each member receives or has the right to receive cash, securities, or other property for each OP Unit owned by such member equal to the product of conversion factor calculated pursuant to the OP Agreement and the per-share amount paid to a stockholder.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s Charter does not provide for a lesser percentage, Accordingly, the Company generally may not merge with or into another company, sell all or substantially all of the Company’s assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by the Company’s board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of all of the votes entitled to be cast on the matter.

Compensation and Fees

The Company does not receive any compensation for its services as managing member of the OP. The OP reimburses the Company for all expenses incurred relating to the ongoing operation of the OP. As a member, the managing member has a right to allocations and distributions similar to other members.

The Company’s officers receive compensation for their services.

The Company’s directors who are employees of the Company or its subsidiaries do not receive additional compensation for their services as directors. The Company pays those directors considered independent for their service as the Company’s directors an annual retainer of $135,000, payable in arrears in equal quarterly installments. In addition the Company pays the following additional annual retainers: (a) $50,000 to the board of directors’ Chairman; (b) $20,000 to the board of directors’ Lead Independent Director; (c) $17,500 to the chairperson of the Audit Committee, (d) $12,500 to the chairpersons of each of the Compensation Committee, Governance Committee, and Real Estate Investment Committee, (e) $8,750 to each non-chairperson member of the Audit Committee, and (f) $6,250 to each non-chairperson member of the Compensation Committee, Governance Committee, and Real Estate Investment Committee.

Liability of Investors

Under applicable New York law, a member is generally not liable for the obligations of the OP. The liability of the members for debts and obligations is generally limited to the amount of their current investment in the OP, measured as an amount equal to their respective capital account balance. Under the OP Agreement, non-managing members have no liability except as expressly provided for therein or under New York law.

Under Maryland law, the Company’s stockholders generally are not personally liable for the Company’s debts or obligations.

Potential Dilution of Rights

As sole managing member, the Company has the ability to cause the OP to issue additional OP Units. These additional OP Units may include preferred OP Units. In addition, the Company may issue additional shares of the Company’s Common Stock or convertible securities, but, except as otherwise provided in the OP Agreement, only if the Company causes the OP to issue to the Company interests in the OP or rights, options, warrants, or convertible or exchangeable securities of the OP having designations, preferences and other rights, so that the economic interests of the OP’s interests issued are substantially similar to the securities that the Company has issued. The issuance of additional OP Units may result in the dilution of the interests of the non-managing members.

The Company’s board of directors may issue, in its discretion, additional shares of Common Stock or additional shares of preferred stock, provided that such additional shares do not exceed the authorized number of shares of stock stated in the Company’s Charter. The Company’s Charter authorizes the Company’s board of directors to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. As long as the OP is in existence, the Company is required by the OP Agreement to contribute to the OP, in exchange for OP Units in the OP, the proceeds of all equity capital raised by the Company, subject to certain limited exceptions as set forth in the OP Agreement. The issuance of additional shares of Common Stock or additional shares of preferred stock or other convertible securities may result in the dilution of the interests of the Company’s stockholders.

Liquidity

Except in certain limited exceptions or in connection with the exercise of the redemption right described above in “Description of the Second Amended and Restated Limited Liability Company Agreement of Broadstone New Lease, LLC – Redemption Rights for Non-Managing Members,” the non-managing members may not transfer their interests in the OP, in whole or in part, without the Company’s written consent, which consent may be withheld in the Company’s sole and absolute discretion.

Even if the Company’s consent is not required for a transfer by a non-managing member, the Company, as managing member, may prohibit the transfer of OP Units by a non-managing member unless it receives a written opinion of legal counsel that the transfer would not require filing of a registration statement under the Securities Act and would not otherwise violate any federal or state securities laws or regulations applicable to the OP or the OP Units. Further, except for certain limited exceptions, no transfer of OP Units by a non-managing member, without the Company’s prior written consent, may be made if:

in the opinion of legal counsel for the OP, there is a significant risk that the transfer would cause the OP to cease to be classified as a partnership for U.S. federal income tax purposes;

in the opinion of legal counsel for the OP, there is a significant risk that the transfer would adversely affect the Company’s ability to continue to qualify as a REIT or would subject the Company to certain additional taxes; or

such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

A stockholder is entitled to freely transfer the shares of the Company’s Common Stock received in exchange for OP Units, subject to prospectus delivery and other requirements for registered securities and subject to the ownership limit and the other restrictions on ownership and transfer of shares of the Company’s stock contained in its Charter. The Company’s Common Stock (including Class A Common Stock prior to the Class A Conversion and the shares of Common Stock issued upon conversion) is listed on the NYSE under the symbol “BNL.” The success of the secondary market for shares of the Company’s Common Stock depends, among other things, upon the number of shares outstanding, its financial results and prospects, the general interest in the Company and other real estate investments and the Company’s dividend yield compared to that of other debt and equity securities.

U.S. Federal Income Taxation

The OP is not subject to federal income taxes. Instead, each holder of OP Units includes its allocable share of the OP’s taxable income or loss in determining its individual federal income tax liability.

Income and loss from the OP generally is subject to the “passive activity” limitations. Under the “passive activity” rules, income and loss from the OP that is from a “passive activity” generally can be offset against income and loss from other investments that constitute

The Company has elected to be taxed as a REIT for federal income tax purposes. A REIT generally is not subject to federal income tax on the income that it distributes to equity owners if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Even a REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. In addition, certain subsidiaries of a REIT may be subject to federal income taxation.

“passive activities” (unless the OP is considered a “publicly traded partnership,” in which case income and loss from the OP may only be able to be offset against other income and loss from the OP).

Cash distributions from the OP are generally not taxable to a holder of OP Units, except to the extent they exceed such holder’s basis in its interest in the OP (which include such holder’s allocable share of the OP’s liabilities).

Each year, holders of OP Units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns.

Holders of OP Units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the OP owns property, even if they are not residents of those states.

The OP Agreement provides that the Company, as the managing member, is the “partnership representative” of the OP and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the OP.

Shareholders generally will be subject to taxation on dividends (other than designated “capital gain dividends” and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates that generally apply to dividends received from a regular C corporation. However, under Section 199A of the Code, the effective tax rate on ordinary REIT dividends for U.S. holders of shares of the Company’s Common Stock that are individuals, estates or trusts is effectively reduced by permitting such holders to claim a deduction in determining their taxable income equal to 20% of any such dividends they receive. The deduction is set to expire after December 31, 2025 and is subject to certain limitations.

Dividends paid by the Company will be treated as “portfolio” income and generally cannot be offset with losses from “passive activities.” The portfolio income of individuals is taxed at a maximum federal income tax rate applicable to individuals.

Distributions made by the Company to its taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as “capital gain dividends” or “qualified dividend income”) will be taken into account by them as ordinary income. Distributions that are properly designated by the Company as “capital gain dividends” or “qualified dividend income” may be taxed at long-term capital gain rates, subject to certain exceptions. Distributions (not designated as capital gain dividends) in excess of current and accumulated earnings and profits will first be treated as a non-taxable return of capital to the extent of a stockholder’s adjusted basis in its stock, with the excess taxed as capital gain (if the stock has been held as a capital asset).

Each year, stockholders will receive Form 1099 containing information regarding dividends paid and, if applicable, dividends designated as capital gain dividends, qualified dividend income or Section 199A dividends.

Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to the Company’s operations and distributions. The Company may be required to pay state income taxes in certain states.

See “Material U.S. Federal Income Tax Considerations” below.

SELLING STOCKHOLDERS

The “selling stockholders” are the people or entities who:

•	may receive Redemption Shares;

•	may sell some or all of the Redemption Shares they receive; or

•	may sell, from time to time, other shares of our Common Stock.

The selling stockholders named below received OP Units and shares of our Common Stock in connection with the closing of the internalization of the external management team and functions previously performed for us by Broadstone Real Estate, LLC, our former property manager, (the “Internalization”). Some of such OP Units and shares were received at the closing of the Internalization on February 7, 2020. Additional OP Units and shares of Common Stock may be received in the future as additional “earnout” consideration in connection with the Internalization.

Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates.

Each of the selling stockholders named below may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the shares of Common Stock set forth opposite his, her or its name in the table below under the heading “Common Stock Owned Following Redemption” and “Maximum Number of Shares of Common Stock to be Resold.”

Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus. If required, we will add transferees, successors and donees by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

Name of Selling Stockholder	Common Stock Owned Prior to Redemption	Operating Partnership Units Owned Prior to Redemption	Common Stock Owned Following Redemption(1)	Maximum Number of Shares of Common Stock to be Resold(1)	Percentage of Shares of Outstanding Common Stock Prior to Resale(1)(3)	Number and Percentage of Shares of Outstanding Common Stock After Resale

						Shares(2)	Percent(2)(3)

Amy L. Tait (4)	151,536	1,157,307	1,308,843	1,308,843	*	-	*

Robert C. Tait	155,700	-	155,700	155,700	*	-	*

Robert C. Tait, as General Trustee of the Irrevocable Trust FBO Margaret S. Tait dated December 18, 2017	286,217	-	286,217	286,217	*	-	*

Robert C. Tait, as General Trustee of the Irrevocable Trust FBO Alex N. Tait dated December 18, 2017	286,217	-	286,217	286,217	*	-	*

Brandon Tones	71,739	99,885	171,624	171,624	*	-	*

Tones Living Trust	53,741	99,885	153,626	153,626	*	-	*

Laurie Leenhouts	0	542,132	542,132	542,132	*	-	*

Arlene Z. Leenhouts Revocable Trust	100,208	499,424	599,632	599,632	*	-	*

Box Tree Ventures, LLC	1,331,494	-	1,331,494	1,331,494	*	-	*

Sagamore Trust II	106,256	3,617	109,873	109,873	*	-	*

Morning Glory BV Legacy Trust	106,257	3,616	109,873	109,873	*	-	*

Entities affiliated with Stone Point Capital LLC (5)	1,976,860	2,049,439	4,026,299	4,026,299	2.72%	-	*

*            Less than 1% of the outstanding shares of our Common Stock.

(1)         Assumes all OP Units owned by selling stockholders are redeemed with shares of Common Stock.

(2)         Assumes each selling stockholder sells the maximum number of shares of Common Stock to be resold.

(3)         Based on 108,773,447 shares of Common Stock and 37,000,000 shares of Class A Common Stock outstanding as of March 18, 2021 and determined for each selling stockholder by taking into account the number of shares of our Common Stock issuable in exchange for OP Units of only such selling stockholder.

(4)         Amounts do not include the following securities with respect to which Ms. Tait disclaims any beneficial ownership: (i) 155,700 shares owned by Ms. Tait’s spouse; (ii) 127,700 shares owned by a limited liability company, of which Ms. Tait and her spouse have shared voting and investment power; (iii) 1,331,494 shares owned by a family limited liability company, of which Ms. Tait has shared voting and investment power; (iv) 286,217 shares owned by an irrevocable trust for the benefit of Ms. Tait’s child; and (v) 286,217 shares owned by an irrevocable trust for the benefit of Ms. Tait’s child.

(5)         Represents (a) 591,824 shares of Common Stock directly owned by Trident BRE Holdings I Ltd. (“Trident BRE Holdings I”), (b) 1,377,745 shares of Common Stock directly owned by Trident BRE Holdings II Ltd (“Trident BRE Holdings II”), (c) 2,049,439 OP Units directly owned by Trident BRE, LLC (“Trident BRE LLC”) and (d) 7,291 shares of Common Stock directly owned by Stone Point Capital LLC (“Stone Point”). Trident BRE Holdings I is wholly-owned by Trident BRE Holdings I, L.P. (“Trident BRE Holdings I LP”). Trident BRE Holdings II is wholly-owned by Trident BRE Holdings II, L.P. (“Trident BRE Holdings II LP”). Trident VI, L.P. (“Trident VI LP”) is the managing member of Trident BRE LLC. The sole general partner of each of Trident BRE Holdings I LP, Trident BRE Holdings II LP and Trident VI LP is Trident Capital VI, L.P. (“Trident Capital VI”). Trident Capital VI holds the voting and investment power with respect to the shares of Common Stock and OP Units that are, or may be deemed to be, beneficially owned by Trident BRE Holdings I, Trident BRE Holdings II and Trident BRE LLC, as applicable. Pursuant to certain fund level management agreements, Stone Point has received delegated authority by Trident Capital VI relating to Trident BRE Holdings I, Trident BRE Holdings II and Trident BRE LLC, provided that such management agreements do not delegate any power to Stone Point with respect to the disposition of Common Stock and OP Units held by Trident BRE Holdings I, Trident BRE Holdings II and Trident BRE LLC, as applicable (any such disposition decisions to be made by Trident Capital VI). Agha S. Khan, a member of our board of directors, is an employee of Stone Point. The principal business address for each of the entities and persons identified in this paragraph is c/o Stone Point Capital LLC, 20 Horseneck Lane, Greenwich, CT 06830.

PLAN OF DISTRIBUTION

This prospectus relates to:

•

the issuance by us of up to 4,455,305 shares of our Common Stock if, and to the extent that, the selling stockholders tender their OP Units for redemption and we elect, in our sole and absolute discretion, to exchange such OP Units for Common Stock in lieu of a cash redemption by the OP;

•	the offer and sale, from time to time, by the selling stockholders of some or all of those 4,455,305 shares of Common Stock issued pursuant to this prospectus in exchange for OP Units; and

•	the possible resale, from time to time, by the selling stockholders of up to 4,626,225 shares of our Common Stock.

We are registering the shares of our Common Stock offered as described above to provide the selling stockholders with freely tradable securities, but the registration of the shares does not necessarily mean that any of these shares will be offered or sold by the selling stockholders.

We will not receive any proceeds from the issuance of the shares of our Common Stock to the selling stockholders or from the sale of such shares by the selling stockholders. Also, upon any redemption of units, in our sole and absolute discretion we may elect to pay cash for the units tendered rather than issuing shares of our Common Stock.

We will pay all expenses incident to the registration of the shares of our Common Stock offered herein (other than any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares or any fees or expenses incurred by holders of Redemption Shares that, according to the written instructions of any regulatory authority, we are not permitted to pay), which expenses we estimate in Part II of the registration statement of which this prospectus is a part.

To the extent we elect, in our sole absolute discretion, to issue shares of our Common Stock in exchange for OP Units, we will acquire one OP Unit from an exchanging non-managing member in exchange for each share of Common Stock that we issue. Consequently, with each redemption of OP Units our percentage ownership interest in our OP will increase. The selling stockholders may from time to time offer and sell the shares of our Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between such holder and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the shares of our Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of our Common Stock, deliver such shares to close out such short positions, or loan or pledge the shares of our Common Stock to broker-dealers that in turn may sell such shares.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of any shares of Common Stock through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the shares of Common Stock, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of shares of Common Stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of our Common Stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of Common Stock by the selling stockholders. Selling stockholders may decide to sell all or a portion of the shares of Common Stock offered by them pursuant to this prospectus or may decide not to sell shares our Common Stock under this prospectus. In addition, any selling stockholder may transfer, devise or give the shares of Common Stock by other means not described in this prospectus. Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Common Stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the particular shares of Common Stock being distributed. All of the above may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that a U.S. holder (as defined below) or a non-U.S. holder (as defined below in “Taxation of Non-U.S. Holders of Our Common Stock”) may consider relevant in connection with the purchase, ownership, and disposition of our Common Stock. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of shares of our Common Stock. The summary is based on the Code, final, temporary and proposed U.S. Treasury Regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been sought from the U.S. Internal Revenue Service (the “IRS”) and there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein. Moreover, the statements in this prospectus, and the opinion of counsel described below, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

This summary only addresses U.S. federal income tax consequences to holders of shares of our Common Stock that hold such shares as a capital asset within the meaning of Section 1221 of the Code. The statements in this summary are not intended to be, and should not be construed as, tax advice. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to such holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, REITs, regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities or other persons that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.), a non-U.S. holder that owns or has owned actually or constructively more than 10% of our Common Stock, holders whose functional currency is not the U.S. dollar, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their shares in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, U.S. expatriates, persons who hold shares on behalf of another person as nominee, trusts and estates, persons owning, or deemed to own under constructive ownership rules of the Code, more than 9.8% of the value of our outstanding shares of capital stock or more than 9.8% of the value or number of shares, of our outstanding Common Stock (except to the extent discussed herein), holders who hold their shares as part of a hedge, straddle, integration, constructive sale, conversion, “synthetic security,” or other risk reduction transaction or integrated investment, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) and persons otherwise subject to special tax treatment under the Code). In addition, no information is provided herein with respect to applicable state, local or non-U.S. tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (except to the extent discussed below).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partner in a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our Common Stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS AND REGARDING ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Treatment of Redemption of OP Units by a Unitholder Generally

If we assume and perform the redemption obligation, the redemption will be treated by us and the OP as a sale of such OP Units by the redeeming non-managing member to us in a fully taxable transaction. In that event, such sale will be fully taxable to the redeeming non-managing member and such redeeming non-managing member will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Stock received in the exchange plus the amount of certain OP liabilities allocable to such redeemed OP Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

If we do not elect to assume the obligation to redeem a non-managing member’s OP Units, the OP may redeem such OP Units for cash. If the OP redeems OP Units for cash that we contribute to it to effect such redemption, the redemption of those OP Units likely would be treated for tax purposes as a sale of such OP Units to us in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming member would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of certain OP liabilities allocable to the redeemed OP Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

If, instead, the OP chooses to redeem a non-managing member’s OP Units for cash that is not contributed by us to effect the redemption, the redemption will not be treated as a sale to us of the redeeming non-managing member’s OP Units. Rather, the redemption of the non-managing member’s OP Units would be treated as a repurchase of the OP Units by the OP. If the OP redeems less than all of a non-managing member’s OP Units, such non-managing member would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of the OP nonrecourse liabilities allocable to the redeemed OP Units, exceeded the non-managing member’s adjusted basis in all of such non-managing member’s OP Units immediately before the redemption. You are urged to consult your tax advisor regarding the specific federal, state, local and non-U.S. tax consequences to you if the OP elects to redeem your OP Units for cash.

Tax Treatment of Sale of OP Units by a Unitholder

If an OP Unit is sold, or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the OP Unitholder’s basis attributable to the OP Unit. The amount realized on the disposition of an OP Unit generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of the OP liabilities allocated to the OP Units redeemed at the time of the redemption.

Accordingly, an OP Unitholder will recognize gain on the disposition of an OP Unit to the extent that the amount realized exceeds the OP Unitholder’s basis for the OP Unit. Because the amount realized includes any amount attributable to the relief from the OP liabilities attributable to the OP Unit, an OP Unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the OP Unit. In particular, if an OP Unitholder has a “negative capital account” with respect to its OP Units, the OP Unitholder’s taxable gain will exceed the value of the shares of Common Stock or cash received by the amount of that “negative capital account” attributable to the OP Units redeemed.

Generally, gain recognized on the disposition of an OP Unit will be capital gain. However, any portion of the OP Unitholder’s amount realized on the disposition of an OP Unit that is attributable to “unrealized receivables” of the OP, as defined in Section 751 of the Code will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the OP Unitholder’s share of unrealized receivables of the OP exceeds the OP Unitholder’s basis attributable to those assets. Unrealized receivables include, to the extent not previously included in the OP’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if the OP had sold its assets at their fair market value at the time of the redemption.

For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year currently is 20%. However, the applicable U.S. Treasury Regulations apply a maximum 25% rate to a sale of an interest in a pass-through entity, such as a tax partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the OP that have not otherwise been recaptured as ordinary income under other depreciation recapture rules. Accordingly, any gain on the sale of an OP Unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a maximum 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the OP that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each OP Unitholder should consult with its tax advisor regarding the application of the 25% rate to a sale of OP Units.

Basis of OP Units

In general, an OP Unitholder who received OP Units in a transaction in which gain was not recognized for U.S. federal income tax purposes had an initial tax basis in such OP Units equal to the basis in the assets transferred in connection with such transaction.

An OP Unitholder’s initial basis in its OP Units will generally be increased by the OP Unitholder’s share of:

•	the OP taxable income;

•	any increases in nonrecourse liabilities incurred by the OP; and

•

recourse liabilities to the extent the OP Unitholder elects to take on a deficit restoration obligation or otherwise incurs the risk of loss with respect to those liabilities, whether through a guarantee or indemnification agreement or otherwise.

Generally, an OP Unitholder’s initial basis in its OP Units will be decreased, but not below zero, by the OP Unitholder’s share of:

•	the OP distributions;

•

decreases in liabilities of the OP, including any decrease in its share of the nonrecourse liabilities of the OP and any recourse liabilities for which it is considered to bear the economic risk of loss;

•	losses of the OP; and

•	nondeductible expenditures of the OP that are not chargeable to capital.

Potential Application of the Disguised Sale Rules to a Redemption of OP Units

In the case of a non-managing member who contributed property to the OP in exchange for OP Units, there is a possibility that a redemption of OP Units might cause the original transfer of property to the OP to be treated as a “disguised sale” of property. The Code and the U.S. Treasury Regulations thereunder (we refer to as the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable or the facts and circumstances clearly establish the absence of a sale, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration, including the assumption of or taking subject to a liability, from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations also provide, however, that if two years have passed between the transfer of money or other consideration (for example, Common Stock) and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

Taxation of Our Company

General

We elected to qualify to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable U.S. Treasury Regulations, which contain the requirements for qualifying as a REIT, which we refer to in this prospectus as the “REIT Requirements,” commencing with our taxable year ended December 31, 2008. We believe that as of such date we have been organized and have operated in a manner to qualify for taxation as a REIT for U.S. federal income tax purposes. We intend to continue to be organized and operate in such a manner, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.

The REIT Requirements are technical and complex. The following discussion sets forth only certain material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) has acted as our tax counsel in connection with the filing of this prospectus. Fried Frank has rendered an opinion to us, dated as of March 19, 2021, to the effect that, commencing with our taxable year ended December 31, 2016, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code and the current and proposed method of operation of us and our subsidiaries as described in this prospectus will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the Fried Frank opinion is based and conditioned upon certain assumptions and representations relating to our organization and operation and is conditioned upon certain representations made by us as to certain matters (including representations concerning our income and properties and the past, present, and future conduct of our business operations as set forth in this prospectus and one or more certificates provided by our officers). The Fried Frank opinion is expressed as of the date thereof and Fried Frank has no obligation to advise us of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. The Fried Frank opinion does not foreclose the possibility of a contrary position taken by the IRS or the U.S. Department of the Treasury in regulations or rulings issued in the future and the opinion is not binding on the IRS or any court and is not a guarantee that the IRS will not assert a contrary position or that a court will not sustain a position asserted by the IRS. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, certain requirements relating to the nature of our income and assets, distributions to stockholders and diversity of stock ownership, and various other qualification tests imposed under the REIT Requirements which are discussed below. Fried Frank has not undertaken to review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the sources of our income, the nature of our assets, our distributions to stockholders and the diversity of our share ownership for any given taxable year will satisfy such requirements. See “—Failure to Qualify as a REIT.”

So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders, subject to certain exceptions discussed below. We expect that such treatment would substantially eliminate the U.S. federal “double taxation” on earnings that generally results from an investment in a corporation.

Even if we remain qualified as a REIT for U.S. federal income tax purposes, we may still be subject to U.S. federal income, state and local income, property and excise taxes on our income or property in certain circumstances, which include, but are not limited to, the following:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and our net capital gain), and to the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (computed without regard to the dividends paid deduction and including our net capital gain), we will be subject to federal corporate income tax on the undistributed income, as well as applicable state and local income taxes;

•

If we should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid U.S. federal income tax at the corporate level;

•	Under certain circumstances, for taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on certain of our tax preference items, if any;

•

If we have (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate tax rate on such income;

•

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for certain statutory safe harbors), such income will be subject to a 100% tax;

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired from a non-REIT C corporation by way of a carryover basis transaction, when such gain is recognized on a disposition of an asset during a 5-year period beginning on the date on which we acquired the asset. To the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the federal corporate income tax rate. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period;

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test (which are discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the greater of the gross income amount by which we fail the 75% or the 95% test multiplied in either case by a fraction generally intended to reflect our profitability without regard to our long-term capital gain;

•

Similarly, if we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty. The amount of the penalty will be at least $50,000 per failure, and, in the case of certain asset test failures, will be equal to the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•

We may perform additional, non-customary services for tenants of our buildings through a taxable REIT subsidiary (“TRS”), including real estate or non-real estate related services; however, any earnings related to such services are subject to U.S. federal and state income taxes; and

•	We will be subject to a 100% tax on transactions with our TRSs if such transactions are not at arm’s length.

No assurance can be given that the amount of such U.S. federal income tax will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes, real property transfer taxes, and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

As indicated above, to qualify as a REIT, a corporation must elect to be so treated and must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) distribution requirements. Our ability to satisfy the asset tests will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements will also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

Organizational Requirements

The Code defines a REIT as a corporation, trust, or association that makes a REIT election with its tax return and:

1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation, but for the REIT Requirements;
4.	that is not a bank, an insurance company or certain other specified types of financial institutions;
5.	the beneficial ownership of which is held by 100 or more persons;
6.

not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year; and

7.	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first four bullets above, inclusive, must be met during the entire taxable year and that the condition described in the fifth bullet above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of the condition described in the sixth bullet above, certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. In addition, if a REIT fails to satisfy the condition described in the sixth bullet above for any taxable year, the REIT will nonetheless be deemed to have satisfied the condition if it complied with U.S. Treasury Regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was closely held for the year. We believe that we have sufficient diversity of ownership to satisfy the conditions in the fifth and sixth bullets above. In addition, our Charter restricts the transfer and ownership of our stock so that we should continue to satisfy these conditions. The provisions of our Charter that restrict the transfer and ownership of our Common Stock are described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.”

In addition, we have requested and intend to continue to request on an annual basis from certain stockholders, and those stockholders will be required to provide, information relating to the number of shares actually or constructively owned by such stockholders. Ownership for purposes of conditions described in the fifth and sixth bullet above is defined using certain constructive ownership rules. As a result, the acquisition of less than 9.8% of our stock by an individual or entity may cause that individual or entity constructively to own more than 9.8% of such stock, thereby triggering the transfer restrictions described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.”

Effect of Subsidiary Entities

Partnerships and Disregarded Entities. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the OP, the Subsidiary Partnerships, and the Limited Liability Companies.”

We will have control of the OP and its subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. The OP currently is a partnership for U.S. federal income tax purposes. Consequently, the OP’s assets and operations may affect our ability to qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a qualified REIT subsidiary (“QRS”) is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation, other than a TRS, all of the stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. See “—Taxation of U.S. Holders of Our Common Stock.” Dividends paid by foreign TRSs may not be treated similarly, and the tax treatment of a foreign TRS in its jurisdiction of tax residence will depend on the laws of that jurisdiction and may vary considerably.

The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT Requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, for taxable years beginning after December 31, 2017, taxpayers, including TRSs, are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “—Annual Distribution Requirements.” This provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Non-REIT Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any earnings and profits that were accumulated in any taxable year in which the REIT provisions did not apply to us (which we refer to in this prospectus as C corporation earnings and profits). Because two newly-formed corporate subsidiaries (the “Blocker Corps”) were acquired by us pursuant to mergers (the “Blocker Corp Mergers”) in the internalization of the external management team and functions previously performed for the Company by Broadstone Real Estate, LLC, the Company’s former property manager (“BRE”), which closed on February 7, 2020 (the “Internalization”), and each of the Blocker Corps was taxable as a regular C corporation, we succeeded to any C corporation earnings and profits accumulated by the Blocker Corps for taxable periods prior to and including the Blocker Corp Mergers. We estimated the C corporation earnings and profits of the Blocker Corps to be approximately $2.3 million in total at the time of the Blocker Corp Mergers and we used a nationally recognized accounting firm to prepare the calculations. During 2020, we made sufficient distributions in excess of our earnings and profits (including the C corporation earnings and profits from the Blocker Corps) so we would not have to pay a special dividend to eliminate such C corporation earnings and profits. In effect, the inclusion of the C corporation earnings and profits from the Blocker Corps increased the portion of our distributions during 2020 that were taxable as dividends. However, if we were determined to succeed to more C corporation earnings and profits as a result of the Blocker Corp Mergers, we may have to pay a special dividend and/or employ applicable deficiency dividend procedures to eliminate such earnings and profits. If we need to make a special dividend or pay a deficiency dividend and do not otherwise have cash on hand to do so, we may need to (i) sell assets at unfavorable prices, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, or (iv) make a taxable distribution of Common Stock as part of a distribution in which stockholders may elect to receive Common Stock or cash (subject to a limit measured as a percentage of the total distribution), in order to comply with REIT requirements. In addition, if we were to rely upon the remedial deficiency dividend procedures, we would be required to pay interest based on the amount of any such deficiency dividends.

Gross Income Tests

In order to maintain qualification as a REIT, we must annually satisfy the following two gross income requirements:

•

At least 75% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (such as interest on obligations secured by mortgages on real property (and, for taxable years beginning after December 31, 2015, personal property that is ancillary to such real property if the fair market value of such personal property does not exceed 15% of the aggregate fair market value of such personal and real property), certain “rents from real property,” gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not dealer property, and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or from certain other types of gross income; and

•

At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing).

In order to qualify as a REIT, the rental income received by us must constitute “rents from real property.” Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Rent that consists, in whole or in part, of one or more percentages of the lessee’s receipts or sales in excess of determinable dollar amounts, however, will qualify as “rents from real property” if (i) the determinable amounts do not depend in whole or in part on the income or profits of the lessee and (ii) the percentages and determinable amounts are fixed at the time the lease is entered into and a change in percentages and determinable amounts is not renegotiated during the term of the lease (including any renewal periods of the lease) in a manner that has the effect of basing rent on income or profits. More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits;

•

Second, neither we nor an actual or constructive owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rents. However, rents we receive from such a tenant that is a TRS of ours will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Third, if rent attributable to personal property (including furniture, fixtures and equipment) leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property.” However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as “rents from real property.” In such case, we may transfer a portion of such personal property to a TRS; and

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Charges for such customarily rendered services will qualify as “rents from real property.” If we provide services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by us for any such services will not be treated as “rents from real property” for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as “rents from real property” unless the amounts treated as received in respect of such services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by us with respect to the property will not qualify as “rents from real property,” even if the impermissible services are provided to some, but not all, of the tenants of the property. Furthermore, we may own up to 100% of the stock of one or more TRSs which may, except in certain circumstances, provide customary and non-customary services to our tenants without tainting our rental income for the related properties. To the extent we perform non-customary services for tenants of our buildings, we intend to provide such services through a TRS.

The rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the conditions described in the four bullets above are met. In order for the rents received or accrued by us from tenants to be treated as qualifying rents for purposes of the REIT gross income requirements, the provisions of our Charter restrict the transfer and ownership of our stock. The provisions of our Charter that restrict the transfer and ownership of our Common Stock are described in “Description of Securities—Restrictions on Ownership and Transfer of Shares of Capital Stock.” Nevertheless, there can be no assurance that such restrictions will be effective in ensuring that we will not be treated as related to any tenant of ours.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In the case of real estate mortgage loans that are secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying asset under the 75% asset test and interest income that qualifies for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. We believe that we have structured, and intend to structure, all of our loan investments as needed so that our investments in loans do not prevent us from satisfying the 75% gross income test.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We own one property (and entity) located outside the United States, and may in the future own additional properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

Prohibited Transaction Income

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our OP, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to cause the OP to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. We do not intend, and do not intend to permit the OP or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the OP or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to tax at regular U.S. federal corporate income tax rates.

Relief Provisions for Failing the 75% or 95% Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if certain relief provisions of the Code apply. These relief provisions will generally apply if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Under certain circumstances, we may prefer not to have the relief provisions apply. If these relief provisions are inapplicable to a particular set of circumstances involving us, we might not qualify as a REIT. As discussed above under “—Taxation of Our Company—General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following five tests relating to the nature of our assets:

•

At least 75% of the value of our total assets must be represented by (i) real estate assets, including (a) stock or debt instruments that do not otherwise qualify as real estate assets and that are not held for more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of ours, (b) for taxable years beginning after December 31, 2015, debt instruments of publicly offered REITs and personal property leased in connection with real property if the rent attributable to personal property is not greater than 15% of the total rent received under such lease, (c) any mortgage on real property to the extent it is secured by real property with a value of at least the amount of the mortgage (at the time the mortgage is acquired or entered into), and (d) for taxable years beginning after December 31, 2015, ancillary personal property securing a mortgage described in the preceding clause (c), provided that the value of such ancillary personal property is less than 15% of the aggregate fair market value of the personal and real property securing such mortgage, (ii) cash, (iii) cash items, and (iv) government securities;

•	Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•

Of the assets included in the 25% asset class, other than securities of TRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer’s outstanding voting securities or more than 10% of the value of any one issuer’s outstanding securities;

•	Not more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of our total assets may be represented by securities of one or more TRSs; and

•	Not more than 25% of our total assets may be represented by debt instruments of publicly offered REITs not secured by real property for taxable years beginning after December 31, 2015.

Relief Provisions for Failing the Asset Tests

If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above and the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and intend to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 21%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

In order to be treated as a REIT, we are required to distribute dividends (other than capital gains dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and

(ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property,

minus

(B) the sum of certain items of noncash income.

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to owners of our Common Stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. If we dispose of any asset that is acquired from a C corporation by way of a carryover basis transaction during the 5-year period beginning on the date on which we acquired the asset, we may be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset. See “—Built-In Gains Tax” below.

To the extent that we do not distribute (or are not treated as having distributed) all of our net capital gain or distribute (or are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. “REIT taxable income” is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) a REIT may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made. We may elect to retain rather than distribute our net long-term capital gains while treating the capital gain as if distributed. The effect of such an election is that (i) we are required to pay the tax on such gains, (ii) U.S. holders, while required to include their proportionate share of the undistributed long-term capital gain in income, will receive a credit or refund for their share of the tax paid by us, and (iii) the basis of a U.S. holder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by us) included in the U.S. holder’s long-term capital gains. If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating our taxable income. For example, (i) income must be accrued for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, subject to certain exceptions, which could also create timing differences between net taxable income and the receipt of cash attributable to such income, (ii) U.S. Treasury Regulations limit the deduction we may claim for our proportionate share of the compensation expense attributable to the remuneration paid by the OP for services performed by certain of our highly ranked and highly compensated employees, and (iii) the deductibility of “business interest” for all entities is subject to limitations, which may be elected out of by certain real property trades or businesses, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

In the event that such an insufficiency occurs, in order to meet the 90% distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow on unfavorable terms, pay taxable stock dividends, or pursue other strategies. We do not currently intend to pay taxable stock dividends. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in cash and stock.

If we make a taxable stock distribution, U.S. holders would be required to include the full amount of the dividend (i.e., the cash and stock portion) as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. holder may be required to pay income taxes with respect to such dividends in excess of the cash received. If a U.S. holder sells our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, these sales may put downward pressure on the trading price of our stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make to comply with the annual distribution requirements. However, as a result of the enactment of Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act of 2017 (the “TCJA”)and Public Law No. 116-136, known as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), net operating loss (“NOL”) carryforwards of losses arising in taxable years beginning after December 31, 2017 may be deducted in taxable years beginning after December 31, 2020 only to the extent of 80% of our “REIT taxable income” in the carryforward year (computed without regard to the NOL deduction). In contrast to prior law, which permitted unused NOL carryforwards to be carried back two years (or zero years for REITs) and forward 20 years, the TCJA and the CARES Act provide that losses arising in taxable years ending after December 31, 2017 and beginning before January 1, 2021 can be carried back five years (or zero years for REITs) and can be carried forward indefinitely. NOLs arising in taxable years beginning after December 31, 2020 may not be carried back to any prior taxable year but can be carried forward indefinitely. Such losses, however, are not passed through to a holder of our Common Stock and do not offset such stockholder’s income from other sources, nor would they affect the character of any distributions that a stockholder receives from us.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Tax Liabilities and Attributes Inherited in Connection with Acquisitions

From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, as a result of the Blocker Corp Mergers, we inherited any liability with respect to unpaid taxes of each of the Blocker Corps for any periods prior to and including the Blocker Corp Mergers.

Foreclosure Property

The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from the “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the 75% gross income test.

Foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the 75% gross income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment is generally available for an initial period of three years and, in certain circumstances, may be extended for an additional three years.

Statutory Relief

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax (including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax) on our taxable income at the corporate tax rate. We also could be subject to increased state and local taxes. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the current reduced U.S. federal income tax rate of 20% on such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless we distribute any earnings and profits attributable to the period when we failed to qualify. In addition, we may be subject to tax on any built-in gains on property held during the period during which we did not qualify if we sell such property within five years of requalification, but only to the extent of our net built-in gain at the time of requalification. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Built-In Gains Tax

From time to time, we may acquire C corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations (“carryover basis transactions”). In the case of assets we acquire from a C corporation in a carryover basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carryover basis transaction, then we will be required to pay tax at the corporate income tax rate on the gain recognized to the extent of the built-in gain at the time of the carryover basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable U.S. Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

Because each of the Blocker Corps was taxable as a non-REIT C corporation and we acquired their appreciated assets in carryover basis transactions, we will be subject to corporate income tax on the “built-in gain” with respect to the Blocker Corps’ assets at the time of the Blocker Corp Mergers if we dispose of those assets in a taxable transaction within five years following the Blocker Corp Mergers. This built-in gain is measured by the difference between the value of the Blocker Corps’ assets at the time of the Blocker Corp Mergers and the adjusted basis in those assets. We estimate this built-in gain to be approximately $50.7 million. The assets of the Blocker Corps we acquired in the Blocker Corp Mergers are the Blocker Corps’ interests in BRE. When BRE merged into the OP in a tax-deferred transaction and the Blocker Corps received OP Units, the built-in gain associated with the Blocker Corps’ assets became represented as part of an intangible asset on our balance sheet. The disposition of that intangible asset in a taxable transaction within five years following the Blocker Corp Mergers could trigger a corporate income tax on that built-in gain. The most likely transaction in which that intangible asset is disposed of would be a sale of the OP (or our interest in the OP) in a taxable transaction. Thus, if the OP (or our interest in the OP) is sold in a taxable transaction within five years following the Blocker Corp Mergers, we could incur a corporate income tax on approximately $50.7 million of built-in gain.

Tax Aspects of the OP, the Subsidiary Partnerships, and the Limited Liability Companies

General

All of our investments will be held directly and indirectly through our OP. The OP will be treated as a partnership for U.S. federal income tax purposes, and we will be treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the OP for such purposes. In addition, the OP will hold certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which generally are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our OP, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification

Our interests in the OP and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is treated as a “publicly traded partnership” for U.S. federal income tax purposes. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable U.S. Treasury Regulations. We do not anticipate that the OP or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the OP or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the OP will be treated as a partnership for U.S. federal income tax purposes, and each of its subsidiary partnerships and limited liability companies will be treated as partnerships or disregarded entities, as applicable, for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the U.S. Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the U.S. Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the U.S. Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property has been contributed to the OP in exchange for OP Units. Appreciated property may be contributed to the OP in exchange for OP Units, including in connection with the Internalization, and also may be contributed in connection with future acquisitions. Those contributions will result in book-tax differences, which will result in us have a lower adjusted tax basis with respect to that portion of the OP’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This will result in lower depreciation deductions with respect to the portion of the OP’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. U.S. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable U.S. Treasury Regulations as chosen by us as managing member of the OP, subject to compliance with the terms of our tax protection agreements. Under certain available methods, the carryover basis of contributed properties in the hands of the OP (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. Any property acquired by the OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Partnership Audit Rules

New rules applicable to U.S. federal income tax audits of partnerships apply to any subsidiary partnership including the OP and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax purposes. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Under certain procedures, the partnership-level tax liability may take into account the fact that we generally do not pay federal income tax. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. These rules could increase the U.S. federal income tax, interest, and/or penalties economically borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership in comparison to prior law. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our Common Stock.

Taxation of U.S. Holders of Our Common Stock

REIT Distributions

Distributions Generally. As long as we qualify as a REIT, distributions by us to a U.S. holder out of our current and accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account by such U.S. holder as ordinary income. Dividends paid by us to a corporate U.S. holder will not be eligible for the dividends received deduction for corporations. In addition, dividends paid by a REIT to a U.S. holder taxed at individual rates generally will not qualify for the 20% U.S. federal income tax rate for “qualified dividend income.” The maximum U.S. federal income tax rate on qualified dividend income is lower than the maximum U.S. federal income tax rate on ordinary income, which is currently 37%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, under the TCJA, the effective tax rate on ordinary REIT dividends for U.S. holders of shares of our Common Stock that are individuals, estates or trusts is effectively reduced by permitting such holders to claim a deduction in determining their taxable income equal to 20% of any such dividends they receive. The deduction is set to expire after December 31, 2025. In addition, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT U.S. corporations, such as a domestic TRS, and (ii) to the extent generally attributable to income upon which we (or a predecessor) have paid U.S. federal corporate income tax (e.g., any C corporation earnings and profits that we will succeed to in the Blocker Corp Mergers, any net “built-in gain” we recognize with respect to the Blocker Corps’ assets owned at the time of the Blocker Corp Mergers that is subject to U.S. federal corporate income tax within 5 years, or to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold the relevant Common Stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock becomes ex-dividend.

A distribution in excess of current and accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. holder’s Common Stock, and a distribution in excess of the U.S. holder’s tax basis in its Common Stock will be a taxable gain realized from the sale of such shares. Dividends declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% nondeductible excise tax discussed under “—Taxation of Our Company—General” and “—Taxation of Our Company—Annual Distribution Requirements” above. As a result, U.S. holders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any “deficiency dividend” will be treated as a “dividend” (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits.

Capital Gain Distributions. Distributions that are designated by us as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. If we elect to retain capital gains rather than distribute them, a U.S. holder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. In such a case, a U.S. holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. holder.

Dispositions of Our Common Stock

In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our Common Stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder’s adjusted tax basis in our Common Stock at the time of the disposition. In general, a U.S. holder’s tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder, less tax deemed paid on it, and reduced by returns of capital. Gain from the sale or disposition of our Common Stock held for more than one year will generally be long-term capital gain. Capital losses recognized by a U.S. holder upon the disposition of shares of our Common Stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In addition, any loss upon a sale or exchange of shares of our Common Stock by a U.S. holder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

If a U.S. holder recognizes a loss upon a disposition of our Common Stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these U.S. Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, there are significant penalties for failure to comply with these requirements. Each prospective holder of our Common Stock should consult its tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our Common Stock, or transactions that might be undertaken directly or indirectly by us. Moreover, holders should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these U.S. Treasury Regulations.

Passive Activity Losses and Investment Interest

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of shares of our Common Stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to shares of our Common Stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Additional Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for a taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, interest on debt obligations, other types of investment income, and net gain attributable to the disposition of stock or debt obligations and other types of investment gain (in each case, unless such stock, debt instruments or other investment property, as the case may be, are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions, interest, income or net gain.

Information Reporting and Backup Withholding Tax

We will report to a U.S. holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder of our Common Stock may be subject to backup withholding (currently at a maximum rate of 24%) with respect to distributions unless such U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•

provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against a U.S. holder’s income tax liability, provided that proper information is timely provided to the IRS.

U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our Common Stock, including applicable tax rates and tax reporting requirements, and the effect of any possible changes in the tax laws.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of holders of shares of our Common Stock that are not U.S. holders or partnerships for U.S. federal income tax purposes and that are not subject to U.S. federal income tax on a net income basis and that neither own nor have owned actually or constructively more than 10% of our Common Stock, which we call “non-U.S. holders,” are complex. The following discussion is only a limited summary of these rules. In addition, non-U.S. holders should be aware that certain other rules (not discussed herein) may apply, including whether an interest in a REIT is treated as a United States real property interest (“USRPI”) as defined in Section 897 of the Code, with respect to certain non-U.S. holders. Non-U.S. holders that own or have owned actually or constructively more than 10% of our Common Stock generally will be subject to U.S. federal withholding tax and U.S. federal income tax (and U.S. federal income tax return tax filing obligations) upon the sale or other disposition of our Common Stock (unless we are, and remain a “domestically controlled qualified investment entity”) or distributions that are treated as attributable to gain from sales or exchanges by us of USRPIs (subject to exceptions for (i) certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”), except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our Common Stock, and (ii) certain “qualified foreign pension funds” and entities all of the interests of which are held by “qualified foreign pension funds”).

Prospective non-U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our Common Stock, including any tax reporting requirements.

REIT Distributions

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of USRPIs, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A U.S. withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. holders, unless an applicable tax treaty reduces that tax. However, if income from a non-U.S. holder’s investment in our Common Stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or attributable to a permanent establishment that the non-U.S. holder maintains in the United States if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, U.S. federal income tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% U.S. branch profits tax may also apply if the non-U.S. holder is a foreign corporation (unless an applicable tax treaty reduces that tax). We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a USRPI, will not be taxable to a non-U.S. holder to the extent that they do not exceed the non-U.S. holder’s adjusted tax basis in its Common Stock. Distributions of this kind will instead reduce the non-U.S. holder’s adjusted tax basis in its Common Stock. To the extent that distributions of this kind exceed a non-U.S. holder’s adjusted tax basis in its Common Stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay U.S. federal tax on any gain from the sale or disposition of its Common Stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, we will withhold U.S. federal withholding tax at the rate applicable to dividends on the distribution. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends. Assuming that our Common Stock is regularly traded on an established securities market in the United States, capital gain distributions on our Common Stock that are attributable to gain on our sale of USRPIs will be treated as ordinary dividends rather than as gain from the sale of a USRPI. As a result, non-U.S. holders generally will be subject to U.S. withholding tax on such capital gain distributions in the same manner as they are subject to U.S. withholding tax on ordinary dividends as described above in “—Ordinary Dividends.”

Dispositions of Our Common Stock

Assuming that our Common Stock is regularly traded on an established securities market, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our Common Stock.

However, a non-U.S. holder generally will incur U.S. federal income tax on gain if:

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. holder will incur a U.S. federal tax of 30% on his or her net capital gains.

Foreign Account Tax Compliance Act (FATCA)

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments to certain non-U.S. holders of dividends on our Common Stock will generally be subject to a withholding tax of 30%, unless such non-U.S. holders are compliant with various reporting requirements under FATCA. In order to be compliant with FATCA, among other requirements, such certain non-U.S. holders may need to register with the IRS and may need to obtain certain information from its interest holders and disclose certain of this information to the IRS or its local tax authority under the terms of an intergovernmental agreement. No assurance can be provided that non-U.S. holders will not be subject to this withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential implications of this withholding tax.

Information Reporting and Backup Withholding Tax

Dividends paid to a non-U.S. holder may be subject to U.S. information reporting and backup withholding. A non-U.S. holder will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing its status as a non-U.S. holder or otherwise establishes an exemption.

The gross proceeds from the disposition of our Common Stock may be subject to U.S. information reporting and backup withholding. If a non-U.S. holder sells our Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. holder is not a United States person and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our Common Stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that the non-U.S. holder is not a “United States person” or the non-U.S. holder otherwise establishes an exemption.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s U.S. federal income tax liability by timely filing a refund claim with the IRS.

Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our Common Stock, including applicable tax reporting requirements.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. The TCJA, for which only limited guidance has been issued to date, significantly reforms the Code with respect to the taxation of both individuals and corporate entities, and there are numerous interpretive issues and ambiguities that are not yet clearly addressed, which require further guidance, including possibly in some cases, technical corrections. It is unclear if and when such guidance will be forthcoming, or in the case of technical corrections, will be enacted.

In addition, on March 27, 2020, the CARES Act was signed into law. Among other changes, the CARES Act modifies certain provisions of the Code, including those amended by the TCJA, which generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). Under the CARES Act, NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may generally be carried back up to five taxable years preceding the tax year of such loss. However, this change under the CARES Act does not apply to REITs, so that NOLs of a REIT may not be carried back to any previous taxable year. The treatment of NOLs arising in taxable years beginning after December 31, 2020 is not affected by the CARES Act, and such losses may not be carried back to any prior taxable year. In addition, for NOLs generated in taxable years beginning after December 31, 2017, the TCJA had limited the deduction for such NOLs to 80% of current year taxable income. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021, during which such NOLs may offset 100% of taxable income. See “—Taxation of Our Company—Annual Distribution Requirements” above. Additionally, the TCJA limited the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. The CARES Act increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for tax years 2019 and 2020, subject to certain exceptions. See “—Taxation of Our Company—Taxable REIT Subsidiaries” above.

Future regulatory guidance and legislation may significantly affect the impact of the TCJA and the CARES Act. Changes to the U.S. federal tax laws and interpretations thereof, including those contemplated by the new presidential administration in the United States, could adversely affect an investment in our Common Stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our Common Stock.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus has been passed upon for us by Ballard Spahr LLP, and certain U.S. federal income tax matters have been passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$	18,162
Trustee’s and Transfer agent’s fees		*
Accounting Fees and Expenses		15,000
Legal Fees and Expenses		*
Printing and Engraving Expenses		*
Miscellaneous		*
Total	$	33,162
* To be provided in one or more prospectus supplements filed hereunder.

Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland real estate investment trust to include in its charter a provision limiting the liability of its directors and officers to the trust and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its directors, officers, employees and agents to the same extent as permitted by the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our Bylaws, our Bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our charter provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former director or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of directors, to provide indemnification and advancement of expenses to a present or former director or officer who served any of our contributing entities in any of the capacities described above and to any employee or agent of our company or any of our contributing entities. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with certain of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1†	Form of Underwriting or Purchase Agreement.

3.1	Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed April 24, 2017 and incorporated by reference)

3.2

Articles of Amendment to Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 18, 2020 and incorporated by reference)

3.3

Articles Supplementary to Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 18, 2020 and incorporated by reference)

3.4

Articles of Amendment to Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed September 18, 2020 and incorporated by reference)

3.5	Second Amended and Restated Bylaws of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 25, 2020 and incorporated by reference)

5.1*	Opinion of Ballard Spahr LLP regarding the legality of the securities being registered.

8.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters.

10.1

Registration Rights Agreement, dated February 7, 2020, between Broadstone Net Lease, Inc. and the persons named therein (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed February 7, 2020 and incorporated herein by reference)

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

99.1

Second Amended and Restated Operating Agreement of Broadstone Net Lease, LLC, dated September 21, 2020 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 21, 2020 and incorporated by reference)

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

†             To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

*             Filed herewith

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on March 19, 2021.

BROADSTONE NET LEASE, INC.

By:	/s/ Christopher J. Czarnecki
Christopher J. Czarnecki
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Broadstone Net Lease, Inc. constitutes and appoints each of Christopher Czarnecki, Ryan Albano, John Moragne and John Callan, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 19, 2021	/s/ Amy L. Tait
Amy L. Tait
Chairman of the Board of Directors

Date: March 19, 2021	/s/ Christopher J. Czarnecki
Christopher J. Czarnecki
Director, Chief Executive Officer, and President
(Principal Executive Officer)

Date: March 19, 2021	/s/ Laurie A. Hawkes
Laurie A. Hawkes
Director

Date: March 19, 2021	/s/ David M. Jacobstein
David M. Jacobstein
Director

Date: March 19, 2021	/s/ Agha S. Khan
Agha S. Khan
Director

Date: March 19, 2021	/s/ Shekar Narasimhan
Shekar Narasimhan
Director

Date: March 19, 2021	/s/ Geoffrey H. Rosenberger
Geoffrey H. Rosenberger
Director

Date: March 19, 2021	/s/ James H. Watters
James H. Watters
Director

Date: March 19, 2021	/s/ Ryan M. Albano
Ryan M. Albano
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: March 19, 2021	/s/ Timothy D. Dieffenbacher
Timothy D. Dieffenbacher
Chief Accounting Officer and Treasurer
(Principal Accounting Officer)